Exhibit 10.23

EXECUTIVE’S SALARY PAYABLE AGREEMENT

This Executive’s Salary Payable Agreement (the “Agreement”) is made effective as of January 11, 2021 (the “Effective Date”), by and between Petrolia Energy Corporation (“Petrolia”), and Zel Khan (referred to in this Agreement as the “Executive” solely for the purposes of this Agreement). As used herein, Petrolia and the Executive are each individually referred to as a “Party” and collectively referred to as the “Parties”).

WHEREAS, the Executive has served as a Member of Petrolia’s Executive Leadership Team from 2015 thru current date; and

WHEREAS, it is the desire of the Parties that they enter into a written agreement in order to resolve outstanding salary owed to the Executive by Petrolia for his executive service, by converting that salary owed to the Executive by Petrolia into equity in Petrolia.

NOW, THEREFORE, for and in consideration of the promises and the consideration more fully set forth hereinafter, and intending to be legally bound hereby, Petrolia and the Executive mutually agree as follows:

1. Consideration. In full satisfaction of all of the Executive’s claims for the Executive’s Salary Payable to him, Petrolia shall deliver to the Executive 1,992,272 paid-up shares of Petrolia common stock within fifteen (15) days after this Agreement has been executed by both parties.

2. Integration Clause. This Agreement contains the entire agreement of the Parties and supersedes any and all prior agreements of any type between them concerning the subject matter of this Agreement.

3. Choice of Law and Venue. This Agreement shall be governed by and construed in accordance with applicable Texas law. Any legal proceeding to enforce or interpret the terms of this Agreement, if any, must be instituted and maintained exclusively in a court of appropriate subject matter jurisdiction in Houston, Harris County, Texas.

4. Amendment. This Agreement may not be amended except by an instrument in writing, executed by each of the Parties.

5. Binding Effect. The provisions of this Agreement shall be binding upon, and shall inure to the benefit of, each of the Parties hereto and each of the Parties’ respective successors, assigns, heirs and personal representatives, if any.

6. Duplicate Counterparts. This Agreement may be executed in duplicate counterparts that shall become effective to the same extent as the original only when each Party has signed and delivered a signed counterpart to the other party. Signature pages transmitted by facsimile or e-mail shall be given the same weight and effect as, and treated as, original signatures.

IN WITNESS WHEREOF the parties hereto have executed this Agreement to be effective for all purposes as of the Effective Date.

PETROLIA ENERGY CORPORATION

By:
Name:	James Burns

Execution Date: _______________

EXECUTIVE

Name:	Zel Khan

Execution Date: _______________

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